Exhibit 99.1

Release:	On receipt, June 28, 2021
Media Contact:	Jane Slusark, 515-362-0482, slusark.jane@principal.com
Investor Contact:	John Egan, 515-235-9500, egan.john@principal.com

Principal Financial Group® Announces Results of Strategic Review

•	New initiatives focus Principal® on its higher-growth retirement, global asset management and U.S. benefits and protection businesses, making it a more capital-efficient company
•	Principal to discontinue sales of all U.S. retail fixed annuities and consumer life insurance products — and to pursue strategic alternatives for related in-force blocks
•	Review outcome strengthens Principal’s commitment to capital return, including a new incremental share repurchase authorization of $1.2 billion

(DES MOINES, Iowa) – Principal Financial Group® (Nasdaq: PFG) today announced changes to its portfolio and capital management strategy to drive profitable growth, reduce capital intensity, sharpen its strategic focus, and generate long-term value for shareholders. These changes were approved by the Principal Board of Directors following a comprehensive review of the company’s business mix and capital management options that was undertaken as a part of a cooperation agreement with one of Principal’s largest investors, Elliott Investment Management, L.P.

“This thorough and intensive review considered strategic fit, client needs, financial impact, and the risk profile of our business lines. The outcome will result in a more focused portfolio and stronger capital management strategy that we believe positions Principal for strengthened leadership in higher growth markets and greater capital efficiency, leading to higher expected shareholder returns,” said Dan Houston, chairman, president, and CEO of Principal. “We identified opportunities to reduce complexity and risk, improve our return profile, and increase our cash flow conversion to better enable us to execute on our strategy, reinvest in growth, and support our financial strength. We’ve also announced a new $1.2 billion share repurchase authorization, which underscores our commitment to return excess capital to shareholders. I am confident that as we move forward, we’ll be positioned to win and grow in meaningful ways for our shareholders, customers, and employees, both today and into the future.”

Mark Cicirelli, U.S. Head of Insurance for Elliott, said, “We applaud today’s announcements, which represent a significant step on a path towards higher growth, higher returns, and greater capital efficiency. We appreciate the constructive dialogue and the company’s demonstrated commitment to build a less capital-intensive business and to focus on its higher-growth target markets. We believe Principal’s refined focus will result in substantial returns of capital to investors and that the implementation of today’s decisions will leave Principal better positioned to leverage its quality franchise and create significant additional value for both its shareholders and its customers.”

The review, initiated in February 2021, was led by the independent Finance Committee of the Principal Board of Directors. Key outputs of the review follow below.

Discontinue sales of U.S. retail fixed annuities and consumer life insurance products; pursue strategic alternatives for related in-force blocks

Principal will fully exit U.S. retail fixed annuities — discontinuing new sales of its deferred annuities, payout annuities, indexed annuities — and will pursue strategic alternatives, including divestiture, of the related in-force blocks, which have policy reserves of approximately $18 billion1. Principal will continue selling its variable annuity offering, which plays an important role within its complete suite of retirement solutions.

In U.S. individual life insurance, Principal will fully exit the retail consumer market — discontinuing new sales of term life and universal life products to retail consumers. Building on its prior announcement to cease sales of universal life insurance with secondary guarantees (“ULSG”), Principal will pursue strategic alternatives, including divestiture, for the in-force ULSG block (approximately $7 billion of policy reserves)1 as well as other related in-force blocks. The company will continue to support business owners and key executives, allowing for an even sharper focus on the business market and products with limited interest rate exposure.

Invest and expand in growth areas

Principal will prioritize fee-based businesses and focus on three key areas: retirement in the U.S. and select emerging markets, global asset management, and U.S. specialty benefits and protection in the small-to-medium-sized business market. These businesses are poised for continued growth, are more capital-efficient, and leverage Principal’s leading position and other competitive advantages, including integrated and differentiated solutions, presence in high-growth markets and preferred customer access.

1 Based upon GAAP reserve balances as of March 31, 2021

Strengthen its capital management strategy

Principal is committed to actively returning excess capital to shareholders. Consistent with a targeted capital level of $800 million at the holding company, a risk-based capital ratio of 400%, a debt-to-capital ratio of 20% to 25%, and an annual common stock dividend with a targeted payout ratio of 40%, Principal’s Board of Directors has approved a new authorization for the repurchase of up to $1.2 billion of the company’s outstanding common stock. This new authorization is in addition to the approximately $675 million that remains under the company’s prior authorization as of March 31, 2021. Principal expects to repurchase between $1.3-$1.7 billion of common shares from March 31, 2021 through the end of 2022 by utilizing capital generated from operations and reducing excess capital to target levels while retiring $300 million of debt maturing in 2022. This repurchase amount does not include additional excess capital that might be generated from any transactions resulting from the strategic review announced today.

As these initiatives are implemented, Principal will become increasingly well positioned as a capital-efficient company, producing higher expected shareholder returns, and poised to lead in higher-growth markets. Further details will be discussed at the company’s June 29 investor day. To register, visit principal.com/investorday.

The Principal Board of Directors and Finance Committee were assisted in the strategic review by several independent and objective consultants with significant expertise. These advisors included Goldman Sachs & Co., LLC serving as financial advisor, a leading global consultancy serving as strategic advisor, Milliman serving as actuarial consultant, and Skadden, Arps, Slate, Meagher & Flom LLP serving as legal counsel.

The share repurchases mentioned above will be made in the open market or through privately negotiated transactions, from time to time and depending on market conditions. The stock repurchase program may be modified, extended, or terminated at any time by the Board of Directors.

Forward-looking and cautionary statements

This news release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “significant,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “strategy,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guaranteeing future performance. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. Those risks and uncertainties include, but are not limited to, the risk factors listed in Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the other filings we make with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

About Principal Financial Group®

Principal Financial Group® (Nasdaq: PFG) is a global financial company with 18,000 employees passionate about improving the wealth and well-being of people and businesses. In business for more than 140 years, we’re helping more than 38 million customers plan, insure, invest, and retire, while working to support the communities where we do business, improve our planet, and build a diverse, inclusive workforce. Principal® is proud to be recognized as one of the World’s Most Ethical Companies, a member of the Bloomberg Gender Equality Index, and a Top 10 “Best Places to Work in Money Management.” Learn more about Principal and our commitment to sustainability, inclusion, and purpose at principal.com.

Insurance products issued by Principal National Life Insurance Co (except in NY) and Principal Life Insurance Co. Plan administrative services offered by Principal Life. Principal Funds, Inc. is distributed by Principal Funds Distributor, Inc. Securities offered through Principal Securities, Inc., 800-247-1737, member SIPC and/or independent broker/dealers. Principal Global Investors leads global asset management. Referenced companies are members of the Principal Financial Group®, Des Moines, Iowa, 50392. 1695703-062021

Principal, Principal symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.